                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form S-1 (Registration No. 333-65423)(the "Registration Statement") of our report dated February 15, 1999, except for Note 12(b) as to which the date is March 22, 1999, relating to the financial statements of MONY Life Insurance Company of America which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Financial Statements" in such Prospectus.


PricewaterhouseCoopers LLP


New York, New York
April 16, 1999